Exhibit 99.1

SPHERIX	Investor Relations
Phone: (301) 897-2564
Email: info@spherix.com

SPHERIX REGAINS FULL NASDAQ COMPLIANCE

Bethesda, MD, May 22, 2009 - Spherix Incorporated (NASDAQ CM: SPEX), an innovator in biotechnology for diabetes therapy and a provider of technical and regulatory consulting services to food, supplement, biotechnology and pharmaceutical companies, today announced that it has fully regained compliance with all requirements for continued listing on the NASDAQ Capital Market as described below.

Independent Director Requirement

On May 18, 2009, the Company received notification from NASDAQ confirming that it has regained compliance with the independent director requirement.  NASDAQ’s determination was based on the Company’s appointment of Thomas B. Peter to the Company’s Board of Directors.  Mr. Peter has spent more than 33 years working at GlaxoSmithKline, where he was most recently a Regional Vice President.

Mr. A. Paul Cox, Jr., one of Spherix’s independent directors, passed away on April 13, 2009.  On April 23, 2009, NASDAQ had notified the Company that it was no longer in compliance with the NASDAQ Listing, which requires that a majority of the board of directors be composed of independent directors.

Minimum Bid Price Requirement

On May 20, 2009, the Company received notification from NASDAQ confirming that it has regained compliance with the minimum bid price requirement.

On July 21, 2008, NASDAQ had notified the Company that its common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by the NASDAQ Listing Rules.

The above matters are now closed and the Company currently complies with all applicable standards for continued listing on the NASDAQ Capital Market.

About Spherix

Spherix Incorporated was launched in 1967 as a scientific research company, under the name Biospherics Research.  The company now leverages its scientific and technical expertise and experience through its two subsidiaries—Biospherics Incorporated and Spherix Consulting, Inc.  Biospherics is currently running a Phase 3 clinical trial to study the use of Naturlose as a treatment for Type 2 diabetes.  Its Spherix Consulting subsidiary provides scientific and strategic support for suppliers, manufacturers, distributors and retailers of conventional foods, biotechnology-derived foods, medical foods, infant formulas, food ingredients, dietary supplements, food contact substances, pharmaceuticals, medical devices, consumer products, and industrial chemicals and pesticides.  For more information, please visit www.spherix.com.

Forward-Looking Statements

This release contains forward-looking statements which are made pursuant to provisions of Section 21E of the Securities Exchange Act of 1934.  Investors are cautioned that such statements in this release, including statements relating to planned clinical study design, regulatory and business strategies, plans and objectives of management and growth opportunities for existing or proposed products, constitute forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements.  The risks and uncertainties include, without limitation, risks that product candidates may fail in the clinic or may not be successfully marketed or manufactured, we may lack financial resources to complete development of Naturlose, the FDA may interpret the results of studies differently than us, competing products may be more successful, demand for new pharmaceutical products may decrease, the biopharmaceutical industry may experience negative market trends, our continuing efforts to develop Naturlose may be unsuccessful, our common stock could be delisted from the NASDAQ Capital Market, and other risks and challenges detailed in our filings with the U.S. Securities and Exchange Commission, including our current report on Form 8-K filed on October 10, 2007.  Readers are cautioned not to place undue reliance on any forward-looking statements which speak only as of the date of this release.  We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.